Exhibit 99.1

CorMedix THERAPEUTICS announces preliminary Fourth quarter and full year 2025 results and provides business updates

‒ Q4 2025 Unaudited Net Revenue of Approximately $127 million ‒

‒ FY 2025 Unaudited Pro Forma Net Revenue of Approximately $400 million ‒

‒ Expects Q4 Adjusted EBITDA of Between $77 million and $81 million ‒

‒ Unaudited Cash and Short-term Investments of Approximately $148 million ‒

Berkeley Heights, NJ – January 8, 2026 – CorMedix Therapeutics (Nasdaq: CRMD), a biopharmaceutical company focused on developing and commercializing therapeutic products for life-threatening diseases and conditions, today announces its preliminary unaudited fourth quarter 2025 and full-year 2025 results, and provides guidance and an update on its business. These include the following key updates:

●	CorMedix announces preliminary, unaudited financial results for Q4 and FY 2025, including net revenue of approximately $127 million and $310 million, for Q4 2025 and FY 2025, respectively, FY 2025 Pro Forma net revenue(1) of approximately $400 million, and Q4 2025 adjusted EBITDA(2) in the range of $77 million to $81 million.

●	The Company reports preliminary unaudited cash and short-term investments, as of December 31, 2025, of approximately $148 million.

●	CorMedix expects clinical data from the Phase 3 ReSPECT study of REZZAYO® (rezafungin for injection) in the prophylaxis of invasive fungal infection in adult patients undergoing allogeneic blood and marrow transplant in Q2 2026. In addition, the ongoing Phase 3 study of taurolidine/heparin catheter lock solution in TPN patients continues to enroll patients with targeted completion in early 2027.

●	The Company continues to see strong utilization and patient growth for DefenCath® (taurolidine and heparin) by its outpatient dialysis organization customers. On July 1, 2026, DefenCath’s TDAPA reimbursement transitions into a post-TDAPA Add-On Adjustment, the calculation of which is determined by CMS. As a result of the methodology utilized by CMS, the level of reimbursement provided to institutions treating dialysis patients will significantly decline, and as a result, CorMedix expects a corresponding reduction to its net pricing for DefenCath in Q3 and Q4 of 2026. If CMS utilizes the same methodology to calculate the 2027 post-TDAPA Add-On Adjustment, which will be effective on January 1, 2027, CorMedix estimates the value of the Add-On Adjustment will be 3x – 5x higher than that granted for Q3 and Q4 of 2026, which the Company expects would result in higher DefenCath sales prices in 2027 relative to H2 2026.

●	CorMedix is introducing FY 2026 Revenue guidance of $300 million to $320 million, which includes $150 million to $170 million for DefenCath. 2026 DefenCath revenue guidance is heavily weighted toward H1 2026 and assumes modest utilization growth, which the Company expects will offset some of the price erosion over the course of the year. Based on the assumption of a higher net selling price in 2027 relative to H2 2026, the Company currently estimates full-year 2027 DefenCath sales in the range of $100 million to $140 million. DefenCath guidance for 2026 and 2027 assumes the maintenance of its current outpatient dialysis utilization run-rate with existing customers, and excludes any potential upside from new outpatient dialysis customers, increased utilization due to anticipated Medicare Advantage contracting, or any change in reimbursement due to pending TDAPA legislation.

●	In addition, management has operationalized synergies of approximately $35 million, on a full-year run rate basis, related to the acquisition of Melinta and is now focused on driving growth strategies for the business. The Company is estimating FY 2026 operating expenses of $145 million to $160 million, excluding non-cash items and one-time expenses, with the upper end of the spending range contingent upon positive Phase 3 data related to the ReSPECT study and a potential acceleration of enrollment in the DefenCath TPN study. Based on these estimates, CorMedix estimates FY 2026 Adjusted EBITDA in the range of $100 million to $125 million.

●	CorMedix is excited to announce that it will hold an Analyst Day on February 10, 2026, during which it will provide significant background on the medical need and the market potential for its key pipeline assets of REZZAYO in prophylaxis and DefenCath in TPN, as well as insights on the future strategic direction for the business. Details will be forthcoming.

Joseph Todisco, CorMedix Therapeutics CEO, commented, “I’m proud to announce our preliminary Q4 and FY 2025 results today, including surpassing our guidance for 2025. 2025 was a transformational year for CorMedix, as we evolved beyond a single-product company to an organization with multiple growth drivers and pipeline assets. We closed 2025 in a strong cash position, which we expect to further bolster over the coming year, providing the Company with financial flexibility to drive value for shareholders. With our new leadership team in place and multiple near-term pipeline catalysts, I am excited about the long-term potential for CorMedix Therapeutics.”

The preliminary financial information presented in this press release is based on CorMedix’s current expectations and may be adjusted as a result of, among other things, the completion of our internal review process and the completion of customary annual audit procedures.

(1)	FY 2025 Unaudited Pro Forma Net Revenue was prepared by combining the estimated financial results and for CorMedix and Melinta for the full fiscal year ended December 31, 2025, without further adjustment, as if the transaction had closed on January 1, 2025.

(2)	Adjusted EBITDA is a non-GAAP financial measure and excludes non-cash items such as depreciation, amortization and stock-based compensation, and certain non-recurring items. The Company expects to provide a reconciliation of Adjusted EBITDA to the most comparable GAAP measure in its earnings release relating to the fourth quarter and full year 2025 financial results. Such reconciliation is not included in this release because CorMedix is currently finalizing certain amounts that would be required to be included in the U.S. GAAP measure or the individual adjustments for such reconciliation.

About CorMedix

CorMedix Therapeutics is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases. CorMedix is commercializing DefenCath® (taurolidine and heparin) for the prevention of catheter-related bloodstream infections in adult patients undergoing hemodialysis via a central venous catheter. Following its August 2025 acquisition of Melinta Therapeutics LLC, CorMedix is also commercializing a portfolio of anti-infective products, including MINOCIN® (minocycline) for Injection, REZZAYO® (rezafungin), VABOMERE® (meropenem and vaborbactam), ORBACTIV™ (oritavancin), BAXDELA® (delafloxacin), and KIMYRSA® (oritavancin), as well as TOPROL-XL® (metoprolol succinate).

CorMedix has ongoing clinical studies for DefenCath in Total Parenteral Nutrition (TPN) and Pediatric Hemodialysis populations and also intends to develop DefenCath as a catheter lock solution for use in other patient populations. REZZAYO is currently approved for the treatment of candidemia and invasive candidiasis in adults, with an ongoing Phase III study for the prophylaxis of IFD in adult patients undergoing allogeneic BMT. Topline results of the Phase III study for REZZAYO are expected in Q2 2026. For more information visit: www.cormedix.com or www.melinta.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange, as amended (the “Exchange Act”), that are subject to risks and uncertainties. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “will,” “plan,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions or variations intended to identify forward-looking statements. All statements, other than statements of historical facts, regarding management’s expectations, beliefs, goals, plans or CorMedix’s prospects should be considered forward-looking statements including, but not limited to statements regarding financial guidance, sales, revenue and operating expense estimates, expectations regarding product utilization, product reimbursement rates, synergy estimates and timing, expectations and timing regarding clinical studies and development and expectations of CorMedix’s product pipeline, results of the real-world study, expectations regarding implementation and perceived benefits of CorMedix’s products. Readers are cautioned that actual results may differ materially from projections or estimates due to a variety of important factors, and readers are directed to the Risk Factors identified in CorMedix’s filings with the SEC, including its most recent Annual Report on Form 10-K, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix. CorMedix may not actually achieve the goals or plans described in its forward-looking statements, and such forward-looking statements speak only as of the date of this press release. Investors should not place undue reliance on these statements. CorMedix assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Contact:

Dan Ferry
Managing Director
LifeSci Advisors

daniel@lifesciadvisors.com
(617) 430-7576

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